 Exhibit 1.2

OPEN MARKET SALE AGREEMENTSM

April 5, 2022

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

JMP SECURITIES LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:

Each of AFC Gamma, Inc., a Maryland corporation (the “Company”), and AFC Management, LLC, a Delaware limited liability company (the “Manager”) and the external manager of the Company, confirms their respective agreements with each of Jefferies LLC and JMP Securities LLC, each as sales agent and/or principal (each, an “Agent” and, collectively, the “Agents”), as stated in this open market sale agreement (as it may be amended or supplemented from time to time, this “Agreement”) pursuant to which the Company proposes to issue and sell from time to time through the Agents, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000, subject to the terms and conditions set forth in this Agreement.

Section 1.   DEFINITIONS

(a)           Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agents shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 8.

SM “Open Market Sale Agreement” is a service mark of Jefferies LLC

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Designated Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Designated Agent and which in no event shall be less than $1.00 without the prior written consent of the Designated Agent, which may be withheld in the Designated Agent’s sole discretion.

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Designated Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Designated Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President, Chief Financial Officer or Chief Legal Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 4(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Management Agreement” means the Amended and Restated Management Agreement, dated as of January 14, 2021 and effective as of March 19, 2021, between the Company and the Manager, as amended by the First Amendment thereto, dated March 10, 2022, and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Maximum Program Amount” means shares of Common Stock with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Stock registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Stock for which the Company has filed a Prospectus (defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Market or such other national securities exchange on which the Common Stock, including any Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agents pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means up to three percent (3%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agents with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means, unless otherwise specified in the applicable Issuance Notice, the second Trading Day following any date on which Shares are sold pursuant to this Agreement and the applicable Issuance Notice, when the Company shall deliver to the Designated Agent the amount of Shares sold on such date and the Designated Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” shall mean the Common Stock issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agents that, unless such representation, warranty or agreement specified otherwise, as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) each Time of Sale (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Registration Statement or the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)          Registration Statement.  The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (the “Original Registration Statement”) that contains a base prospectus relating to certain securities, including Common Stock, to be issued from time to time by the Company, and an at-the-market offering prospectus (the “ATM Prospectus”) specifically relating to the Shares.  Such registration statement registers the issuance and sale by the Company of, among other securities, Common Stock, including the Shares, under the Securities Act.  The Original Registration Statement and each additional registration statement filed by the Company from time to time for the purpose of registering additional Shares to be sold pursuant to this Agreement (or, on and after the date on which the Shares may no longer be offered and sold pursuant to any such registration statement, any such further registration statement filed by the Company for the purpose of continuing the offering of the Shares following such date), including any information deemed to be a part thereof pursuant to Rules 430B or 462(b) under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement.” The base prospectus constituting a part of the Registration Statement, as it may be supplemented by the ATM Prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares (in the form in which such prospectus, ATM Prospectus and/or any prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act) and together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to a particular issuance of the Shares that (x) is required to be filed with the Commission by the Company or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) (in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), an “Issuer Free Writing Prospectus”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agents by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing by the Company of any document under the Exchange Act after the date hereof which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was or will be originally declared effective and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.  During the Agency Period, each time the Company files an Annual Report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b)          Compliance with Registration Requirements and Accurate Disclosure.  With the exception of the date of this Agreement, as of each Representation Date the Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission.

As of the applicable effective date of the Registration Statement, any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Shares (each, a “Rule 462(b) Registration Statement”) and any post-effective amendment thereto, such Registration Statement or Rule 462(b) Registration Statement, as applicable, complied and will comply in all material respects with the requirements of the Securities Act, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S‑T under the Securities Act), was identical to the copy thereof delivered to the Agents for use in connection with the issuance and sale of the Shares.  As of the date of the Prospectus, the Prospectus does not contain, and as amended and supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, the Prospectus and any Issuer Free Writing Prospectus considered together (collectively, the “Time of Sale Information”) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information described in Section 7 below.  The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c)          Issuer Free Writing Prospectuses.  Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act.  Except for the Issuer Free Writing Prospectuses, if any, identified on Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified.

(d)          Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.

(e)
Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Registration Statement and the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at each Time of Sale, as the case may be, do not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)
Independent Accountants. Each of the registered public accounting firms that certified the financial statements and supporting schedules, if any, of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company (or such other entity to which the financial statements relate) as required by the Securities Act and the Public Company Accounting Oversight Board.

(g)
Financial Statements; Non-GAAP Financial Measures.  The historical financial statements of the Company (including the related notes and supporting schedules, if any) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company on a consolidated basis at the date indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included in the Registration Statement or the Prospectus under the Securities Act; further, all financial statements required by SAB Topic 1.I and Rule 3-14 have been included in the Registration Statement and the Prospectus, any such financial statements are in conformity with the requirements of SAB Topic 1.I and Rule 3-14 and no other financial statements are required by SAB Topic 1.I and Rule 3-14 or otherwise to be included in the Registration Statement and the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(h)
No Material Adverse Effect on Business.  Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the business affairs, earnings, or condition (financial or otherwise), of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise.

(i)
Good Standing of the Company.  The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j)
Management Agreement. The Management Agreement has been duly authorized, executed and delivered by, and is a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and, with respect to any indemnification and contribution provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law (collectively, the “Enforceability Exceptions”).

(k)
Good Standing of Subsidiaries.  Each entity listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10‑K (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to  be so qualified or in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim, except to the extent any such security interest, mortgage, pledge, lien, encumbrance, or claim would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.  None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a Subsidiary other than (i) the entities listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10‑K or (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary would not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

(l)            Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement and the Prospectus and were issued in compliance with federal and applicable state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Other than the options outstanding under the 2020 Stock Incentive Plan, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its Subsidiaries’ capital stock or exchange any securities for shares of the Company’s capital stock are outstanding.

(m)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)          Authorization and Description of the Shares. The Shares have been duly authorized for issuance and sale to the Agents pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of the Shares will be subject to personal liability solely by reason of being such a holder.

(o)           Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus and in each case have been validly waived in connection with the transactions contemplated herein.

(p)          Absence of Violations and Defaults.  Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any federal, state, local or foreign statute, regulation, or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of clauses (ii) and (iii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q)
Absence of Conflicts.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and the compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the charter, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or, (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, with respect to clause (y), such violations as would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries

(r)
Absence of Labor Dispute.  No labor dispute with the employees (if any) of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(s)
Employee Benefits.  (i) The Company and each of its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its Subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of its Subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such Subsidiary is a member.

(t)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, or which if determined adversely to the Company or the Subsidiary, would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not if determined adversely to the Company or the Subsidiary, reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations and orders governing its business or any other federal, state or foreign agencies or bodies engaged in the regulation of controlled substances, tobacco and tobacco products, pharmaceuticals or related substances or materials, except where noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)           Accuracy of Descriptions.   The statements made in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the Commission on March 10, 2022), as may be amended or supplemented from time to time by any amendments or reports filed for the purpose of updating such statements, insofar as it purports to constitute a summary of the terms of the Shares, and under the captions “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “U.S. Federal Income Tax Considerations,” “ERISA Considerations,” and “Plan of Distribution” insofar as such statements constitute summaries of the terms of statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents, are accurate and fair summaries of the terms of such statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents in all material respects.  All material agreements between the Company or any of its Subsidiaries and any other party that are included as an exhibit to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act are legal, valid and binding obligations of the Company or such Subsidiary, as applicable, enforceable against the Company or such Subsidiaries, as applicable, as appropriate, in all material respects, in accordance with their respective terms, except to the extent that enforceability may be limited by the Enforceability Exceptions. The Company’s operating policies and investment guidelines described in the Registration Statement and Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(v)           Accuracy of Exhibits.  There are no contracts or documents required to be described in the Registration Statement and the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.

(w)        Absence of Further Requirements.  No consent, approval, authorization, license or order of, or filing or registration of or with, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance and sale of the Shares hereunder, or its consummation of the transactions contemplated by this Agreement except for such as have been obtained or as may be required under the Securities Act, the rules of the Principal Market, applicable state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), except for any such consent, approval, authorization, license or order of, or filing or registration of or with, any Governmental Entity, the absence of which would not be reasonably expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(x)
Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation, suspension, or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company does not have any reason to believe that any such Governmental License will not be renewed in the ordinary course of business.

(y)          Title to Personal Property.  Each of the Company and its Subsidiaries have good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all assets and personal property held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company and its Subsidiaries under any such leases or affecting or questioning the rights of the Company and its Subsidiaries to be in the continued possession of the leased premises under such leases.

(z)           Property.  Neither the Company nor any of its Subsidiaries owns any real property.

(aa)         Environmental Laws.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (i) the Company has not violated and is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or legally enforceable administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (with respect to exposure to Hazardous Materials (as defined below)), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, or any hazardous materials as defined by or regulated under any Environmental Laws (as defined below) (collectively, “Hazardous Materials,” notwithstanding anything to the contrary herein, cannabis and its derivatives shall not be considered Hazardous Materials) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company.

(bb)         Accounting Controls and Disclosure Controls.  The Company has taken all necessary actions to ensure that, within the time period required under applicable law, the Company will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the Exchange Act) and currently maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets; (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the Company’s incorporation there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially and adversely affected or is reasonably likely to materially and adversely affect the Company’s internal control over financial reporting.  Since the date of the most recent audited financial statements of the Company, to the Company’s knowledge, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company.

(cc)         Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(dd)         Federal Tax Status.  Commencing with its taxable year ending December 31, 2020 and through the date hereof, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and has operated and will operate in a manner that has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The organization and current and proposed ownership and method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, commencing with the Company’s taxable years ending December 31, 2020 and thereafter. The Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT in the Company’s taxable years ending December 31, 2020 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT set forth in the Registration Statement and the Prospectus are true, correct and complete in all material respects. Each of the Company’s direct or indirect corporate subsidiaries has been, is, and will be either a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, and the Company is not aware of any fact that would negatively impact such qualification. Each other direct and indirect subsidiary of the Company has been properly treated since formation, and will continue to be properly treated, as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code and no election has been made to the contrary.

(ee)          Payment of Taxes.  The Company and its Subsidiaries (i) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings, as to which adequate reserves have been provided on the books of the applicable entity or for such payments that, if not paid, would not reasonably be expected to result in a Material Adverse Effect, (ii) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (iii) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its Subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(ff)          Possession of Intellectual Property.  To the knowledge of the Company, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its  business as described in the Registration Statement and the Prospectus, and has no reason to believe that the conduct of its business will infringe, and has not received any notice of any claim of infringement with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any Subsidiary in or to such rights. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any Subsidiary infringes, misappropriates, or otherwise violates any such rights of others.

(gg)
Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its Subsidiaries. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such coverage expires or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(hh)
Investment Company Act.  The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ii)
Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take or cause any affiliate to take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M of the Exchange Act (“Regulation M”).

(jj)
No Unlawful Payments.  During the last five years prior to the date of this Agreement or the applicable Representation Date, none of the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other persons acting on behalf of such entity, has been aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company has instituted and maintains policies and procedures that are reasonably expected to ensure continued compliance by the Company and its Subsidiaries therewith.

(kk)         Money Laundering Laws.  The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)          Sanctions Laws.  None of the Company, any of its Subsidiaries nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or representatives of the Company or any of its Subsidiaries, is a Person currently the subject or target of any economic sanctions administered or enforced by the United States Government including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the European Union, Her Majesty’s Treasury, or other relevant economic sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of a comprehensive Sanctions program (“Sanctioned Jurisdiction”); and the Company will not directly or indirectly use the net proceeds of the sale of the Shares, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any Sanctioned Jurisdiction at the time of such funding, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)       Distribution of Offering Material.  The Company and its Subsidiaries have not distributed and, during the Agency Period will not distribute, any offering material in connection with the offering and sale of the Shares other than the Prospectus, including any Issuer Free Writing Prospectus, or any other materials, if any, permitted by the Securities Act.

(nn)        Restrictions on Distributions.  Other than any limitations imposed as a result of AFCG TRS1, LLC electing to be classified as a taxable REIT subsidiary within the meaning of Section 856 of the Code, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as prohibited by applicable law.

(oo)        No Finder’s Fee.  Except for the Selling Commission payable by the Company to the Agents in connection with the offering of the Shares contemplated herein, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(pp)         Approval of Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.  To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market. The Shares have been approved for listing, subject to official notice of issuance, on the Principal Market.

(qq)        Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(rr)          No Integration.  The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(ss)          Lending Relationship.  The Company does not (i) have any material lending or other relationship with any bank or lending affiliate of either of the Agents and (ii) intend to use any of the net proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of either of the Agents.

(tt)          No FINRA Affiliations.  There are no affiliations or associations between any member of Financial Industry Regulatory Authority, Inc.’s (“FINRA”) and any of the Company’s officers, directors or 5% or greater securityholders.

(uu)        Statistical and Market-Related Data.  All statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(vv)        Emerging Growth Company.  The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company agrees to promptly notify the Agents upon the Company ceasing to be an Emerging Growth Company.

(ww)       Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xx)         Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate in all material respects for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” they possess and control, and use in connection with their businesses.  “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) “personal data” as defined by GDPR; (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(yy)         Compliance with Data Privacy Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have in all material respects made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(zz)          Regulatory Compliance.  Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has received any request for documents or information, inspectional observations, notice of adverse filing, warning letter, untitled letter or other written or oral correspondence or notice from the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the United States Drug Enforcement Administration (“DEA”), or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority in relation to potential noncompliance with any applicable laws or regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C § 301 et seq.) or the Controlled Drugs and Substances Act (the “CSA”), nor has the Company been subject to any seizure of documents, information, or products by any regulatory authority. Except as set forth in the Registration Statement or the Prospectus, the Company and, to the knowledge of the Company, its directors, officers, employees and agents are and have been at all times in material compliance with applicable laws and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company, except where noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aaa)       Criminal Laws.  Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has engaged in, or will engage in, any direct or indirect dealings or transactions in violation of federal or state criminal laws, including, without limitation, the CSA (including through 18 U.S. Code § 2), the Racketeering Influenced and Corrupt Practices Act, the International Travel Act of 1961 or any anti-money laundering statute, except for direct or indirect dealings or transactions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement or the Prospectus, no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to federal or state criminal laws is pending or threatened orally or in writing.

(bbb)      Company Activities. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to (i) ensure that the Company and its subsidiaries do not carry on any activities that violate applicable federal, state or provincial laws, (ii) ensure that any borrower or customer of the Company or its subsidiaries that requires a state license to operate has obtained such license and to verify that such license is valid and (iii) comply with the due diligence procedures set forth in the February 14, 2014 guidance promulgated by the Financial Crimes Enforcement Network clarifying the Bank Secrecy Act (the “BSA”) expectations for financial institutions seeking to provide services to marijuana-related businesses. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any person acting on behalf of the Company or any subsidiary including, without limitation, upon foreclosure in respect of any loan made by the Company or any subsidiary, has cultivated, produced, processed, imported or distributed, or has any current intention to cultivate, produce, process, import or distribute, any cannabis product or has otherwise engaged, or has any current intention to otherwise engage, in any dealings or transactions in cannabis in or to the United States of America, its territories and possessions, any state of the United States and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is illegal. Neither the Company nor any of its subsidiaries has exported any cannabis product to any jurisdiction. For all purposes of this Agreement, the term “cannabis” shall exclude the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.

(ccc)        Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agents or counsel for the Agents in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 5(p) hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3.   REPRESENTATIONS AND WARRANTIES BY THE MANAGER.

The Manager represents and warrants to, and agrees with, the Agents that as of each Representation Date, except as may be disclosed in the Registration Statement or the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)          Good Standing of the Manager. The Manager has been duly formed, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Manager is duly qualified as a foreign limited liability company to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect (as defined below).

(b)          No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, there has been no material adverse change (i) in the business affairs, earnings, or condition (financial or otherwise) of the Manager or (ii) in the ability of the Manager to perform its obligations under the Management Agreement (collectively, a “Manager Material Adverse Effect”).

(c)          Management Agreement. The Management Agreement has been duly authorized, executed and delivered by, and is a valid and legally binding agreement of, the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

(d)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(e)          Registration as an Investment Adviser. The Manager is a registered investment adviser under the Investment Advisers Act, and the Manager is not prohibited by the Investment Company Act of 1940 from acting under the Management Agreement as the manager of the Company, as contemplated by the Registration Statement and the Prospectus.

(f)          Absence of Violations and Defaults. The Manager is not (i) in violation of its certificate of formation, operating agreement or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the properties or assets of the Manager is subject (collectively, “Manager Agreements and Instruments”), or (iii) except as disclosed in the Registration Statement and the Prospectus, in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Manager or any of its properties, assets or operations (each a “Manager Governmental Entity”), except, in the case of clauses (ii) and (iii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect.

(g)          Absence of Conflicts. The execution, delivery and performance by the Manager of this Agreement and the Management Agreement and the consummation of the transactions contemplated by this Agreement and the Management Agreement do not and will not, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager pursuant to, the Manager Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the certificate of formation, operating agreement or similar organizational documents of the Manager, or, (y) except as disclosed in the Registration Statement and the Prospectus, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Manager Governmental Entity, except, with respect to clause (y), such violations as would not reasonably be expected to result in a Manager Material Adverse Effect.

(h)          Absence of Further Requirements. No consent, approval, authorization, license or order of, or filing or registration of or with any Manager Governmental Entity is required for the performance by the Manager of this Agreement or the Management Agreement or the consummation of the transactions contemplated by this Agreement or the Management Agreement, except (i) for such as have already been obtained or (ii) where the failure to obtain any such consent, approval, authorization, license or order of, or filing or registration of or with, any Manager Governmental Entity would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect, or which would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Management Agreement or the performance by the Manager of its obligations under this Agreement or the Management Agreement.

(i)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Manager Governmental Entity now pending or, to the knowledge of the Manager, threatened against the Manager, which is required to be disclosed in the Registration Statement or the Prospectus, or which, if determined adversely to the Manager, would reasonably be expected to have a Manager Material Adverse Effect.

(j)
Possession of Licenses and Permits. Except as described in the Registration Statement or the Prospectus, the Manager possesses such Governmental Licenses issued by the appropriate Manager Governmental Entities necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. The Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Manager Material Adverse Effect.

(k)          Internal Controls. The Manager operates and intends to continue to operate under the Company’s system of internal accounting controls in order to provide reasonable assurance that (i) transactions effectuated by the Manager on behalf of the Company pursuant to the Manager’s duties set forth in the Management Agreement will be executed in accordance with its management’s general or specific authorization, and (ii) access to assets of the Company and its subsidiaries is permitted only in accordance with its management’s general or specific authorization.

(l)           No Unlawful Payments. During the last five years prior to the date of this Agreement or the applicable Representation Date, neither the Manager, nor, to the knowledge of the Manager, any directors, officers, agents, employees, affiliates or other persons acting on behalf of the Manager has been aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Manager has instituted and maintains policies and procedures that are reasonably expected to ensure continued compliance by the Manager therewith.

(m)          Money Laundering Laws. The operations of the Manager are and have been conducted at all times in compliance with applicable Money Laundering Laws; and no action, suit or proceeding by or before any Manager Governmental Entity involving the Manager with respect to the Money Laundering Laws is pending or, to the best knowledge of the Manager, threatened.

(n)           Sanctions Laws. Neither the Manager nor, to the knowledge of the Manager, any directors, officers, agents, employees, affiliates or representatives of the Manager, is a Person currently the subject or target of any Sanctions, nor is the Manager located, organized or resident in a Sanctioned Jurisdiction.

(o)          Absence of Manipulation. The Manager has not taken, nor will the Manager take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, in violation of Regulation M.

(p)          Key Employees.  The Manager has not been notified that any of its executives or any of its key personnel plans to terminate employment with the Manager.  To the Manager’s knowledge, none of its executives or key personnel is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the Manager’s business activities as described in the Registration Statement or the Prospectus, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Manager Material Adverse Effect.

Any certificate signed by any officer or representative of the Manager or any of its subsidiaries and delivered to the Agents or counsel for the Agents in connection with an issuance of Shares shall be deemed a representation and warranty by the Manager to the Agents as to the matters covered thereby on the date of such certificate.

The Manager acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 5(p) hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 4.   ISSUANCE AND SALE OF THE SHARES

(a)           Sale of Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents agree that the Company may from time to time seek to sell Shares through the Agents, acting as sales agents, or directly to the Agents, acting as principals, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b)           Mechanics of Issuances.

(i)  Issuance Notice.  Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 6(a) and Section 6(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to an Agent (the “Designated Agent”) an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e‑mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Designated Agent may modify the list of such persons from time to time.

(ii)          Agent Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Designated Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Designated Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement.  For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii)          Method of Offer and Sale.  The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions with the consent of the Company; (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Stock; or (D) through a combination of any such methods of sale permitted by law.  Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Designated Agent shall be at the Designated Agent’s discretion.

(iv)         Confirmation to the Company.  If acting as sales agent hereunder, the Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v)          Settlement.  Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 6, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Designated Agent or such Designated Agent’s designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Designated Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  The Company may sell Shares to the Designated Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi)          Suspension or Termination of Sales.  Consistent with standard market settlement practices, the Company or the Designated Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Designated Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 4(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Designated Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Designated Agent may borrow Common Stock from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings.  The Company agrees that no such notice shall be effective against the Designated Agent unless it is made to the persons identified in writing by the Designated Agent pursuant to Section 4(b)(i).

(vii)         Block Sales.  In the event the Company engages the Designated Agent for a sale of Shares in a transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Designated Agent, at the Designated Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, comfort letter and certificates set forth in Section 5 hereof, each dated the Settlement Date, and such other documents and information as the Designated Agent shall reasonably request.

(viii)       No Guarantee of Placement, Etc.  The Company acknowledges and agrees that (A) there can be no assurance that the Designated Agent will be successful in placing Shares; (B) the Designated Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required by this Section 4; and (C) the Designated Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Designated Agent and the Company.

(ix)         Material Non-Public Information.  Notwithstanding any other provision of this Agreement, the Company and the Agents agree that the Company shall not deliver any Issuance Notice to either Agent, and the Agents shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)           Fees.  As compensation for services rendered, the Company shall pay to the Designated Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 4(b)(vi)) by the Designated Agent deducting the Selling Commission from the applicable Issuance Amount.

 (d)         Expenses.  Except as otherwise agreed in writing, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all reasonable and documented filing fees, attorneys’ fees and expenses incurred by the Company or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agents, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Agents of such qualifications, registrations, determinations and exemptions; (vii) the reasonable and documented fees and disbursements of the Agents’ counsel, including the reasonable and documented fees and expenses of counsel for the Agents in connection with, FINRA review, if any, and approval of the Agents’ participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives (not including, for the avoidance of doubt, the Agents), employees and officers of the Company and of the Agents and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided that the use of any chartered aircraft in connection with the road show must receive the prior written approval of the Company; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agents’ counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $100,000 in connection with the execution of this Agreement and (B) $15,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 5(o).

Section 5.   ADDITIONAL COVENANTS

The Company covenants and agrees with the Agents as set forth in Section 5(a) through Section 5(z) below, in addition to any other covenants and agreements made elsewhere in this Agreement on behalf of the Company:

(a)           Exchange Act Compliance.  During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its Quarterly Reports on Form 10-Q and its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agents pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or, in the Company’s sole discretion, (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 5, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).

(b)          Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise  each of the Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c)          Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Agents or counsel for the Agents it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 5(d) and 5(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agents, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.  Neither the Agents’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 5(d) and 5(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interests not to file such amendment or supplement. Prior to the initial sale of any Shares, the Company shall file a final ATM Prospectus pursuant to Rule 424(b) relating to the Shares.

(d)          Agents’ Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agents’ prior consent, which shall not be unreasonably withheld, conditioned or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)          Use of Free Writing Prospectus. Except for the Issuer Free Writing Prospectuses, if any, identified on Schedule B hereto, neither the Company nor the Agents has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the prior written consent of the other parties hereto, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f)          Issuer Free Writing Prospectuses.  The Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto without the Agents’ consent, which shall not be unreasonably withheld, conditioned or delayed.  The Company shall furnish to the Agents, without charge, as many copies of any Issuer Free Writing Prospectus as the Agents may reasonably request.  If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Agents’ consent, which shall not be unreasonably withheld, conditioned or delayed.

(g)          Filing of Agent Free Writing Prospectuses.  The Company shall not take any action that would result in the Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(h)          Copies of Registration Statement and Prospectus.  After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agents with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agents may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and to request that the Agents suspend offers to sell Shares (and, if so notified, the Agents shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agents promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agents are required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)          Blue Sky Compliance.  The Company shall cooperate with the Agents and counsel for the Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agents, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or qualify as a dealer in securities in any jurisdiction in which it is not presently so qualified.  The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(j)           Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that, for the avoidance of doubt, the Company will be deemed to have made such statement generally available to its security holders and to the Agents if such statement is filed on EDGAR.

(k)          Listing; Reservation of Shares.  The Company will (i) maintain the listing of the Shares on the Principal Market; and (ii) reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(l)           Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m)         Due Diligence.  During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agents may reasonably request from time to time.

(n)          Representations and Warranties.  The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Designated Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Registration Statement or the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Designated Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(o)          Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

 (i)         the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

 (ii)         the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), in each case, of the Company; or

 (iii)        the filing with the Commission of a Current Report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agents’ reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agents (but in the case of clause (iii) above only if the Agents reasonably determine that the information contained in such Current Report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 6(a)(iv) hereof, and (C) containing any other certification that the Agents shall reasonably request. The requirement to provide a certificate under this Section 5(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect or a waiver was otherwise applicable and did not provide the Agents with a certificate under this Section 5(o), then before the Company delivers the instructions for the sale of Shares or the Designated Agent sells any Shares pursuant to such instructions, the Company shall provide the Designated Agent with a certificate in conformity with this Section 5(o) dated as of the date that the instructions for the sale of Shares are issued.

(p)           Legal Opinions.  On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause each of the following to be furnished to the Agents: a negative assurances letter and the written legal opinion of O’Melveny & Myers LLP, counsel to the Company and the Manager, the written legal opinion of Venable LLP, special Maryland counsel to the Company, the written legal opinion of O’Melveny & Myers LLP, tax counsel to the Company, each dated the date of delivery, substantially in the forms attached as Exhibit B, Exhibit C and Exhibit D, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. The Agents shall also receive a negative assurances letter and the written legal opinion of Goodwin Procter LLP, counsel to the Agents, each dated the date of delivery, in form and substance reasonably satisfactory to the Agents, substantially similar to the form previously provided to the Agents, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agents, the Company may furnish a reliance letter from such counsel to the Agents, permitting the Agents to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(q)          Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause each of the independent registered public accounting firms that have audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agents a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and its counsel, containing statements and information of the type ordinarily included in accountant’s “comfort letters” in connection with registered public offerings; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it relates to financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus.  If requested by the Agents, the Company shall also cause a comfort letter to be furnished to the Agents on the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per calendar quarter.

(r)          Certificate of the Manager. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable, the Manager shall furnish to the Agents a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (i) confirming that the representations and warranties of the Manager contained in this Agreement are true and correct, (ii) confirming that the Manager has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 6(a)(v) hereof, and (iii) containing any other certification that the Agents shall reasonably request.

(s)          Secretary’s Certificate of the Company. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable, the Company shall furnish to the Agents a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel (i) certifying that attached thereto are true and complete copies of its charter, bylaws or similar organizational documents, the resolutions duly adopted by the Board of Directors of the Company and/or a duly authorized committee thereof authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agents shall reasonably request.

(t)           Secretary’s Certificate of the Manager. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable, the Manager shall furnish to the Agents a certificate executed by the Secretary of the Manager, signing in such capacity, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, (i) certifying that attached thereto are true and complete copies of its certificate of formation, operating agreement or similar organizational documents, the resolutions duly adopted by the manager of the Manager authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agents shall reasonably request.

(u)          CFO Certificate.  On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall furnish to the Agents a certificate of the Chief Financial Officer of the Company, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, with respect to certain financial data contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, providing “management comfort” with respect to such information.

(v)          Additional Documents.  On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 5(o) for which no waiver is applicable, the Company or the Manager, as applicable, shall furnish to the Agents such information, documents and opinions as it may reasonably request for the purposes of enabling the Agents to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agents and their counsel.

(w)          Agents’ Own Account; Clients’ Account.  The Company consents to the Agents trading, in compliance with applicable law, in the Common Stock for the Agents’ own account and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(x)          Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(y)          Market Activities.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agents (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agents if it no longer meets the requirements set forth in Section (d) of Rule 102.

(z)          Notice of Other Sale.  Without the written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than Shares hereunder), warrants or any rights to purchase or acquire shares of Common Stock, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to an Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of shares of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement or otherwise described in the Prospectus, (ii) issuance or sale of shares of Common Stock issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement or described in the Prospectus or otherwise in writing to the Agents prior to the date of the applicable Issuance Notice, (iii) modification of any outstanding options, warrants of any rights to purchase or acquire shares of Common Stock and (iv) the issuance of securities in connection with an acquisition, merger, sale or purchase of assets or other business combination or strategic transactions.

(aa)          Manager Covenant.  The Manager covenants and agrees with the Agents and with the Company that, during the Agency Period, it shall notify the Agents and the Company of the occurrence of any Manager Material Adverse Effect and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Agents for the Company to prepare any amendment or supplement to the Registration Statement and the Prospectus so that, as so amended or supplemented, the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading.

Section 6.   CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a)           Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Designated Agent to Sell Shares.  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Designated Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i)
Accuracy of the Company’s Representations and Warranties; Performance by the Company.  The Company shall have delivered the certificate required to be delivered pursuant to Section 5(o) on or before the date on which delivery of such certificate is required pursuant to Section 5(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 5(p), Section 5(q), Section 5(s) and Section 5(u).

(ii)
Accuracy of the Manager’s Representations and Warranties; Performance by the Manager.  The Manager shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Manager at or prior to such date, including, but not limited to, the covenants contained in Section 5(r) and Section 5(t).

(iii)
No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iv)
Company Material Adverse Effect. Except as disclosed in the Prospectus and the Time of Sale Information, (x) in the reasonable judgment of the Agents there shall not have occurred any Material Adverse Effect; and (y) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, the effect of which, in the case of clause (y) above, in the reasonable judgment of the Agents, is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(v)
Manager Material Adverse Effect. Except as disclosed in the Prospectus and the Time of Sale Information, in the reasonable judgment of the Agents there shall not have occurred any Manager Material Adverse Effect.

(vi)
No Suspension of Trading in or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Stock (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clauses (x) and (y) below) any of the following:  (x) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (y) a general banking moratorium shall have been declared by any of federal or New York authorities; or (z) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the reasonable judgment of the Agents is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b)          Documents Required to be Delivered on each Issuance Notice Date.  Each Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agents on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agents, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c)          No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 7.   INDEMNIFICATION AND CONTRIBUTION

(a)           Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent, its respective officers and employees, and each person, if any, who controls such Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Agent and each such officer, employee and controlling person for any and all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel chosen by such Agent; provided that the Company shall not be liable for such expenses of more than one separate counsel in the aggregate for such Agent and each such officer, employee and controlling person, in addition to local counsel) as such expenses are incurred by such Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, or any amendment thereto, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information in the ninth paragraph under the heading “Plan of Distribution” in the Prospectus (the “Agent Information”).  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company.  Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and employees, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agents), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any amendment thereto, any such Free Writing Prospectus or the Prospectus (or any such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, or any amendment thereto, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); and to reimburse the Company and each such officer, employee and controlling person for any and all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are incurred by the Company or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. It being understood and agreed that the only such information furnished by the Agents to the Company consists of the Agent Information.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Agents may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party hereunder to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall only be liable for the reasonable and documented fees and expenses of no more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agents (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable and documented fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)           Settlements.  The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, however, that the indemnifying party shall not be liable for such settlement if the delay in such reimbursement is due to (A) a dispute, with reasonable basis, regarding the amount of fees and expenses for which such reimbursement is sought or (B) a good-faith dispute based on the advice of counsel regarding the indemnified party’s entitlement to reimbursement of such fees and expenses.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)           Contribution.  If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, on the one hand, and the total discounts, commissions and any other agent fees received by the Agents, on the other hand, in each case bear to the aggregate Sales Price.  The relative fault of the Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(b) for purposes of indemnification.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), the Agents shall not be required to contribute any amount in excess of the total discounts, commissions and other agent fees received by the Agents in connection with the offering contemplated hereby.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(e), each officer and employee of the Agents and each person, if any, who controls such Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 8.   TERMINATION & SURVIVAL

(a)           Term.  Subject to the provisions of this Section 8, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 8.

(b)           Termination; Survival Following Termination.

(i)
Any party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other parties hereto; provided that, (A) if the Company terminates this Agreement after an Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 4(b)(v) with respect to such Shares, (B) Section 2, Section 7, Section 8 and Section 9 shall survive termination of this Agreement and (C) for the avoidance of doubt, the termination by one Agent (the “Terminating Agent”) of its rights and obligations under this Agreement pursuant to this Section 8(b)(i) shall not affect the rights and obligations of the other Agent under this Agreement.  If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement. Except as set forth herein, upon termination of this Agreement by an Agent, the Terminating Agent shall not have any liability to the remaining Agent for any discount, commission or other compensation with respect to any Shares not otherwise sold by the Agents under this Agreement at the time of such termination.

(ii)
In addition to the survival provision of Section 8(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 9.    MISCELLANEOUS

(a)          Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8‑K, with this Agreement attached as an exhibit thereto, or the Registration Statement, with this Agreement attached as an exhibit thereto, in each case, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation,  any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)          No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agents, (ii) when acting as a principal under this Agreement, each Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) neither Agent has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether either Agent has advised or is currently advising the Company on other matters) and neither Agent has any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) neither Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c)          Research Analyst Independence.  The Company acknowledges that each Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions.  The Company understands that each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agents:

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Attention: Equity Syndicate

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Facsimile: (617) 801-8748
Attention: Mark S. Opper, Esq.

If to the Company:

AFC Gamma, Inc.
525 Okeechobee Blvd., Suite 1770
West Palm Beach, Florida 33401
Attention: Leonard M. Tannenbaum

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Facsimile: (415) 984-8701
Attention: C. Brophy Christensen, Jr., Esq.

If to the Manager:

AFC Management, LLC
525 Okeechobee Blvd., Suite 1770
West Palm Beach, Florida 33401
Attention: Leonard M. Tannenbaum

With a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Facsimile: (415) 984-8701
Attention: C. Brophy Christensen, Jr., Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 9(d).

(e)          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from the Agents merely by reason of such purchase.

(f)          Partial Unenforceability.  The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof.  If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g)          Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(h)           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

AFC GAMMA, INC.

By:	/s/ Brett Kaufman
	Name:	Brett Kaufman
	Title:	Chief Financial Officer and Treasurer

AFC MANAGEMENT, LLC

By:	/s/ Gabriel A. Katz
	Name:	Gabriel A. Katz
	Title:	Chief Legal Officer and Secretary

The foregoing Agreement is hereby confirmed and accepted by the Agents in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Ariella Morrow Tolkin
	Name:	Ariella Morrow Tolkin
	Title:	Managing Director

JMP SECURITIES LLC

By:	/s/ Eric Clark
	Name:	Eric Clark
	Title:	Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC
520 Madison Avenue
New York, New York 10022

JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

(the “Designated Agent”)

[Each Issuance Notice may only be issued to one Designated Agent]

Attn: [__________]

Reference is made to the Open Market Sale Agreement between AFC Gamma, Inc. (the “Company”), AFC Management, LLC and Jefferies LLC and JMP Securities LLC, dated as of April 5, 2022.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 4(b)(i)):
_______________________

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+2 settlement:

A-1

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Designated Agent, which consent may be withheld in the Designated Agent’s sole discretion): $ ____ per share

Comments:

By:
Name:
Title:

A-2

EXHIBIT B

Form of Opinion of Company and Manager Counsel

B-1

EXHIBIT C

Form of Opinion of Special Maryland Counsel to the Company

C-1

EXHIBIT D

Form of Opinion of Tax Counsel to the Company

D-1

Schedule A

Notice Parties

The Company

Leonard Tannenbaum, Chief Executive Officer, [***]

Brett Kaufman, Chief Financial Officer, [***]

Gabriel Katz, Chief Legal Officer, [***]

Dominic Delia, [***]

Jefferies LLC

Donald Lynaugh, [***]

Michael Magarro, [***]

Michael Bauer, [***]

Ariella Morrow Tolkin, [***]

JMP Securities LLC

Equity Syndicate, [***]

Aidan Whitehead, [***]

Jorge Solares-Parkhurst, [***]

Eric Clark, [***]

Schedule B

Issuer Free Writing Prospectuses

None.